UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 29, 2017

Cerecor Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)

001-37590		45-0705648
(Commission File Number)		(IRS Employer Identification No.)
400 E. Pratt Street, Suite 606, Baltimore, Maryland 21202
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

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Emerging Growth Company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

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EXPLANATORY NOTE

This report amends the Current Report on Form 8-K of Cerecor Inc. (the “Company”), dated November 17, 2017 and filed with the Securities and Exchange Commission on November 17, 2017, to report the employment agreement of Robert C. Moscato, Jr., who was appointed as the Company’s President and Chief Operating Officer, effective November 21, 2017 (the “Effective Date”), by the Board of Directors of the Company (the “Board”).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

(c) and (e)     Employment Agreement with Robert C. Moscato, Jr.

On November 17, 2017, the Company entered into an employment agreement with Robert C. Moscato, Jr., who was appointed President and Chief Operating Officer of the Company as of the Effective Date, and as such serves as the Company’s principal executive officer.

Mr. Moscato’s base salary under the employment agreement is initially $300,000 per year, subject to review and adjustment by the Board from time to time. Mr. Moscato is eligible for an annual discretionary cash bonus of up to 50% of his base salary, subject to his achievement of any applicable performance targets and goals established by the Board.

Mr. Moscato is eligible to participate in the Company’s other employee benefit plans as in effect from time to time on the same basis as are generally made available to other senior executives of the Company.

The foregoing description of the employment agreement is a summary, is not complete and is qualified in its entirety by reference to the employment agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2017	CERECOR INC. /s/ Mariam Morris Mariam Morris Chief Financial Officer

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